AMENDED AND RESTATED
                  EXECUTIVE EMPLOYMENT AGREEMENT


       THIS EXECUTIVE EMPLOYMENT AGREEMENT, by and between
     THE AEGIS CONSUMER FUNDING GROUP, INC., a Delaware corporation, with offices at 525 Washington Blvd., Jersey City, New Jersey 07310 (the "Company"), and ANGELO R. APPIERTO, residing at 23 Ashley Court, Jamesburg, New Jersey 08831 (the "Executive"), is amended and restated as of April 1, 1997.

                       W I T N E S S E T H:

       WHEREAS, the Executive and the Company have entered into an Employment Agreement dated as of March 1, 1994, as amended (the "Prior Agreement"), pursuant to which the Executive holds the office of Chief Executive Officer;

       WHEREAS, the Company has determined that it is in its best interest and that of its stockholders to recognize the contribution that the Executive has made and is expected to continue to make to the Company's business and to retain his services in the future;

       WHEREAS, in view of recent changes in the industry in which the Company is involved, the Company has determined that it is in its best interest and that of its stock holders to revise and restate the terms of Executive's continued employment with the Company; and

       WHEREAS, the Executive and the Company desire to terminate and supersede the Prior Agreement, except with respect to the amendment dated April 26, 1996, concerning a change in control of the Company, and to set forth in this Agreement the terms and conditions of the Execu tive's continued employment with the Company;

       NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

     1. Employment. The Company agrees to and does hereby continue to employ the Executive, and the Executive agrees to and does hereby accept continued employment by the Company, subject to the terms and conditions herein set forth.

     2. Term. The term of the Executive's employment hereun der shall commence as of April 1, 1997 (the "Effective Time") and shall terminate on April 1, 1999 (such period hereinafter referred to as the "Term") unless terminated prior to such date.

     3.    Duties.

     (a) During the Term, the Executive shall be employed as a senior executive officer of the Company and shall be in charge of and responsible for the general and supervi sory duties normally and customarily attendant to such office in a consumer finance and loan servicing business and shall render such other lawful services, and exercise such powers, which are from time to time requested of him, assigned to him or vested in him by the Board of Directors of the Company (the "Board") and which are commensurate with his position as Chairman and Chief Executive Officer.

     (b) The Executive agrees that, during the Term, unless the Board shall otherwise consent, he will devote substantially his full time, energies, labor and skills to the business of the Company. The Company shall pro vide the Executive with his own office space and appro priate administrative or clerical assistance, all in a location reasonably appropriate to enable the Executive to fulfill his duties, and each commensurate with the Executive's position, duties and responsibilities.

     (c) It is hereby acknowledged that, subject to Para graph 10 hereof, the Executive may either presently, or in the future, be involved in business, charitable or community activities so long as such other activities do not interfere with the performance by the Executive of his duties hereunder.

     4. Compensation. In consideration for services per formed hereunder, the Company shall pay to the Executive an annual salary of $300,000, in installments payable in accordance with the Company's customary payroll prac tices. In addition, the Company shall reimburse the Executive for all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the Company upon the submission to the Company of appropriate receipts therefor.

     5. Vacation. The Executive shall be entitled to four weeks' paid vacation during each twelve (12) month period of his employment hereunder, to be taken at times mutu ally agreeable to the Executive and the Company.

     6.    Bonus.

     (a) Determination of Bonus Pool. A Bonus Pool shall be determined for the period commencing on July 1, 1997 and ending on June 30, 2000 (the "Bonus Period").

     (i) "Consolidated Net After Tax Income" ("CNATI") shall mean, with respect to any period, the net after tax income of the Company from operations currently conducted by the Company (including for such purpose the servicing and origination of automobile loans or mortgages) before extraordinary items as reported on the audited financial statements of the Company with respect to such period, which amount shall be: (A) increased to eliminate bo nuses paid or payable hereunder; (B) reduced to eliminate any gain accrued on sales in such fiscal year with re spect to securitization, whether or not any such securi tization was effected in such fiscal year; (C) increased or reduced without duplication, to give effect to net cash received or disbursed in connection with securi tizations; (D) adjusted to eliminate any income attribut able to securitization of assets by the Company prior to the securitization designated as "971"; and (E) adjusted to provide for applicable taxes (current and deferred) on
     (A), (B), (C) and (D) above.

     (ii) An amount ("Total Assets") shall be determined by aggregating the total weighted average of assets owned by the Company during the Bonus Period, whether such assets are owned by the Company (including its subsidiaries) or by a special purpose vehicle, excluding for this purpose assets owned by the Company prior to the securitization designated as "97-1". For purposes of this Agreement, a "special purpose vehicle" shall be a corporation or other entity created for the purpose of effecting securiti zations in which the Company has a retained interest or which have recourse to the Company and which are not otherwise reflected as consolidated subsidiaries on the Company's financial statements.

     (iii) A percentage ("ROA") shall be determined by dividing the CNATI for the Bonus Period by Total Assets for the Bonus Period and dividing the quotient thereof by the number three (3).

     (iv) The amount of the Bonus Pool for the Bonus Period shall be determined in accordance with the following schedule:

     (A)   if ROA is less than .5%, the Bonus Pool shall be
                0% of CNATI;

     (B)   if ROA is at least .5% but no greater than .749%,
                the Bonus Pool shall be 16% of CNATI in excess of the amount of CNATI that would equal an ROA of .5% (such amount of CNATI equaling an ROA of .5% being hereinafter referred to as "Base CNATI");

     (C)   if ROA is at least .75% but no great er than
                .875%, the Bonus Pool shall equal (x) 5% of Base
                CNATI plus (y) 16% of CNATI in excess of Base
                CNATI;

     (D)   if ROA is at least .876% but no grea ter than
                .99%, the Bonus Pool shall equal (x) 7.5% of Base
                CNATI plus (y) 16% of CNATI in excess of Base
                CNATI;

     (E)            if ROA is at least 1.0% but no greater
     than 1.249%, the Bonus Pool shall equal (x) 10% of Base
     CNATI plus (y) 16% of CNATI in excess of Base CNATI;

     (F)   if ROA is at least 1.25% but no grea ter than
                1.499%, the Bonus Pool shall equal (x) 12.5% of
                Base CNATI plus (y) 16% of CNATI in excess of Base CNATI; and

     (G)   if ROA is 1.5% or more, the Bonus Pool shall
                equal 16% of CNATI.

     (b) Allocation of Bonus Pool. As soon as practicable but no later than sixty (60) days following the certifi cation of the Company's financial statements in respect of the fiscal year of the Company ending June 30, 2000, the Bonus Pool shall be allocated by the then most senior executive among Messrs. Angelo Appierto, Joseph Battiato, Gary Peiffer and Jorge Rios, in such individual's sole discretion, between (i) the Senior Executive Group, consisting of Messrs. Angelo Appierto, Joseph Battiato, Gary Peiffer and Jorge Rios, and (ii) the Executive Group, consisting of the Chief Financial Officer, any Executive Vice President and such other employees of the Company as the Chairman shall in his discretion desig nate; provided, however, that no less than 5% of the Bonus Pool shall be allocated to the Executive Group. Except as hereinbelow provided, onefourth (1/4) of that portion of the Bonus Pool allocated to the Senior Execu tive Group in accordance with the immediately preceding sentence shall be allocated to each of the members of the Senior Executive Group (such individual's allocation, the "Bonus"), and that portion of the Bonus Pool allocated to the Executive Group in accordance with the immediately preceding sentence shall be allocated among the members of the Executive Group as determined by the Chairman in his sole discretion. If the employment of the Executive is terminated by the Company without Cause or by the Executive with Good Reason, he shall be entitled to receive 100% of his Bonus at such time as the Bonus otherwise becomes payable. If the employment of the Executive is terminated by the Company for Cause or by the Executive without Good Reason (A) during the first year of the Term, the Executive's right to receive any portion of the Bonus shall be forfeited or (B) during the second year of the Term, he shall be entitled to receive, at such time as the Bonus otherwise becomes payable, an amount equal to onehalf (1/2) of the Bonus otherwise attributable to him. In the event that, prior to Febru ary 1, 1999, the Company offers to the Executive an extension of his employment for at least one (1) year following the end of the Term on terms substantially similar to those provided herein and the Executive does not accept such offer, the Executive shall be entitled to receive, at the time such Bonus otherwise becomes pay able, an amount equal to twothirds (2/3) of the Bonus otherwise attributable to him. In the event that, prior to February 1, 1999, the Company does not offer to the Executive an extension of his employment for at least one
     (1) year following the end of the Term on terms substan tially similar to those provided herein, the Executive shall be entitled to receive, at the time such Bonus otherwise becomes payable, an amount equal to fivesixths (5/6) of the Bonus otherwise attributable to him. Any portion of the Bonus not paid to the Executive by opera tion of this Agreement shall be allocated in such amounts and to such employees as the Board of Directors may in its discretion determine.

     (c) Payment of Bonuses. The bonus determined pursu ant to this Section 6 shall be paid to the Executive not less than ten (10) business days following the alloca tions described in subparagraph (b) hereof; provided, however, that to the extent that the determination of CNATI set forth in subparagraph (a) hereof includes income accrued as a result of securitizations effected during the Bonus Period commencing with the securitiza tion designated by the Company as "1997-1," that portion of the Bonus Pool allocated to such income will be paid only when and to the extent that cash is released to the Company from the reserve fund or funds applicable to such securitizations. The Company's obligation to pay the Executive the Bonus accrued pursuant to this Section 6 shall survive the termination of this Agreement.

     7.    Benefits.

     (a) Throughout the Term, the Executive shall be eligible to participate in any pension, profitsharing, stock option or similar plan or program of the Company now existing or established hereafter for the benefit of its employees generally, to the extent that he is eligi ble under the general provisions thereof. The Executive shall also be entitled to participate in any group insur ance, hospitalization, medical, health and accident, disability or similar or nonsimilar plan or program of the Company now existing or established hereafter for the benefit of its employees or executives generally, to the extent that he is eligible under the general provisions thereof. To the extent that it can be accomplished without cost to the Company above that payable in respect of other senior officers of the Company, the benefits under such plans and programs shall be at least equiva lent to the benefits available to the Executive under plans and programs in which he was participating on January 1, 1994. To the extent that the foregoing plans and programs do not provide the Executive with disability insurance providing a maximum benefit level of at least $10,000 per month, the Company shall supplement such plans and programs to provide such coverage.

               (b)  The Company shall reimburse the
     Executive in a monthly amount not to exceed $1,000 in respect of the cost of leasing or purchasing an automo bile to be used by him in connection with the Company's business. In addition, the Company shall be responsible for all reasonable costs of operating, repairing, main taining and insuring such automobile.

     (c) The Company shall provide the Executive with a policy of term life insurance in an amount equal to five
     (5) times his annual salary (or, in the Executive's discretion, any other form or amount of life insurance at an annual premium cost to the Company not in excess of the annual premium for such a policy providing five (5) times his annual salary of term life insurance), payable to such beneficiary or such beneficiaries as shall be designated in writing by the Executive. Such policy shall be owned by the Executive or any person or entity designated by him. Any incremental increase in the premium cost arising by virtue of the Executive being uninsurable at standard rates shall be paid by the Execu tive.

     (d) In the event that the Executive shall die prior to the end of the Term, then, as an additional death benefit, the Company shall pay to the Executive's benefi ciary or beneficiaries, as the Executive shall have indicated in writing to the Company (or, if no such beneficiary has been designated, to the Executive's estate), an amount equal to onehalf (1/2) of the Execu tive's annual salary in effect at the time of the Execu tive's death, pursuant to the terms of this Agreement. Such death benefit shall be paid (i) in addition to any sum otherwise required to be paid to such beneficiary or to the Executive's estate by the Company and (ii) in six
     (6) equal consecutive monthly installments, commencing on the first date following the Executive's death that the Executive would have otherwise received a salary payment hereunder if the Executive had survived.

     (e) In the event the Company shall cause the Execu tive to relocate to offices not within reasonable commut ing distance of his then current residence, the Executive shall be entitled to receive full reimbursement from the Company for all customary expenses incurred in connection with the Executive's moving his residence to a location within reasonable commuting distance of such new office location. Such expenses shall include but not be limited to the costs of moving, packing and storing the Execu tive's personal effects, real estate brokerage fees and legal and other incidental costs. In addition, provided that the Executive is making a reasonably diligent effort to sell his then current residence at a price established in good faith based upon then current market conditions in the immediate vicinity, pending the Executive's sale of his then current residence the Company shall make available to the Executive appropriate living facilities maintained by the Company in the vicinity of the new office location and shall reimburse the cost of traveling once a week between such residence and office locations. The Company shall further reimburse the Executive upon sale of such residence for the amount, if any, by which the net proceeds from such sale (after brokerage, legal and other incidental closing costs) are less than the costs to the Executive of such residence, including any improvements thereto. The Company shall further pay the Executive an amount equal to the federal, state and local income taxes due (at the highest marginal brackets then in effect) from the Executive with respect to all amounts payable by the Company pursuant to this subsection (e) to the extent not deductible to the Executive under the Internal Revenue Code of 1986, as amended, and the regu lations thereunder.

     8.    Termination of Executive's Employment.
     (a) Notwithstanding any provisions contained herein to the contrary, the Executive's employment may be termi nated by the Company upon the Executive's death or dis ability (as defined below) or for Cause (as defined below), and the Executive may terminate his employment for Good Reason (as defined below);

     (b) For purposes of this Agreement, "disability" shall mean the Executive is mentally or physically dis abled from properly and fully performing his duties and responsibilities hereunder for a period of 120 consecu tive days or for 180 days, even though not consecutive, within any 360day period, all as evidenced by the written certification of a qualified medical doctor agreed to by the Company and the Executive or, in the absence of such agreement, by a doctor selected by the agreement of a qualified medical doctor selected by each of the Company and the Executive;

     (c) For purposes of this Agreement, "Cause" shall mean: (i) the conviction of the Executive of a felony by a federal or state court of competent jurisdiction; (ii) the continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by the Executive) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially per formed his duties, (iii) the engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise, or (iv) the engaging by the Executive in an actual act of dishonesty intended to result in gain to the Executive at the expense of the Company. In no event shall Cause be deemed to include any action or inaction on the part of the Executive undertaken in good faith, consistent with his fiduciary duties to the Company, which are within the "business judgement rule" as such rule or embodiment thereof has been interpreted in accordance with the laws of the applicable jurisdiction.

               A notice of termination for Cause shall in clude a copy of a resolution duly adopted by the affirma tive vote of a majority of the entire membership of the Board (not including the Executive) at a meeting of the Board which was called and held for the purpose of con sidering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in the immediately preceding paragraph, and specifying the particulars thereof in detail.

     (d) For purposes of this Agreement, "Good Reason" shall mean any of the following: (i) the assignment to the Executive of duties inconsistent with the Executive's position, duties, responsibilities, titles or offices as described herein, (ii) any material reduction by the Company of the Executive's duties or responsibilities (including the appointment, without the Executive's consent, of an executive officer senior to him), (iii) any reduction by the Company of the Executive's compensa tion as set forth in Paragraphs 4, 5, 6 or 7 hereof (it being understood that a reduction of benefits applicable to all executives of the Company (including the Execu tive) shall not be deemed a reduction of the Executive's compensation package for purposes of this definition) or
     (iv) requiring the Executive to be based without his consent at a location not within reasonable commuting distance of his then current residence.

     (e) In the event that the Executive's employment hereunder is terminated as a result of death, disability or by the Company for Cause, or by the Executive without Good Reason, or in the event that this Agreement is not renewed or extended at the end of the Term, then the Company shall have no further obligations or liabilities to the Executive hereunder, such that all benefits and salary (but not the Company's obligation to pay the Executive's Bonus) provided for within this Agreement (except for any death or disability benefits that would otherwise continue past the date of such termination) shall terminate simultaneously with the termination of the Executive's employment except for benefits and salary earned and accrued through the date of such termination. Nothing in this subsection (e) shall supersede any rights of the Executive to receive any amounts or benefits otherwise due to him upon the occurrence of any of the events described in the immediately preceding sentence, whether such rights are created by this Agreement or otherwise.

     (f) In the event that the Executive's employment hereunder is terminated by the Company other than for Cause, death, disability, or because the Agreement has not been renewed or extended, or by the Executive for Good Reason, the Company shall continue to provide the Executive with the salary, bonus and benefits enumerated in Paragraphs 4, 6 and 7 hereof, respectively, at the levels in effect immediately prior to such termination (or, if applicable, the occurrence of the event consti tuting Good Reason), for the remainder of the Term (such period, the "Severance Period"). In addition, following the Severance Period, the Executive shall continue to be entitled to receive payment of the Bonus earned in accor dance with Section 6 hereof.

     (g) If the Executive's employment hereunder is termi nated under Section 8(f) hereof, the Executive shall be required to mitigate damages; provided, however, that the Executive shall not be required to accept employment that requires him to perform duties inconsistent with those of a senior executive officer or professional at a level for which he is qualified by reason of experience and educa tion. Any salary, bonus and benefits (to the extent provided at no additional cost to the Executive) received by the Executive during or with respect to the Severance Period and attributable to services rendered by the Executive to persons or entities other than the Company shall be applied to reduce the Company's obligation to make payments and provide benefits attributable to peri ods after such termination.

     9. Stock Options. (h) Effective as of the date hereof, options to purchase an aggregate of 150,000 shares of common stock of the Company previously awarded under the Company's 1994 Stock Option Plan (as amended) (the "1994 Plan") shall be cancelled to the Company. In consider ation for such cancellation, the Compensation Committee of the Board shall, effective as of the date hereof, grant to the Executive an option to purchase 111,423
     Shares (as defined in the 1994 Plan) under the terms set forth in the 1994 Plan, except as provided below:

           Option exercise price per share:  $2.50;

           Term of Option:  10 years from the date of grant;
                and

           Termination of Employment: if the Executive's employment hereunder is terminated by the Company other than for Cause or by the Executive for Good Reason (as such terms are defined herein), the option shall remain exercisable, to the extent exercisable as of the effective date of such termination, for a period of the lesser of (1) 1 year following the effective date of such termi nation and (2) the original term of such option.

               (i)  In addition, effective as of the date
     hereof, options to purchase an aggregate of 25,000 shares of common stock of the Company previously awarded under the Company's 1996 Stock Option Plan (as amended) (the "1996 Plan") shall be cancelled to the Company. In consideration for such cancellation, the Compensation Committee of the Board shall, effective as of the date hereof, grant to the Executive an option to purchase 18,577 Shares (as defined in the 1996 Plan) under the terms set forth in the 1996 Plan, except that provisions in respect of the option exercise price, term and exerci sability of such option set forth above in subsection (a) of this Section 9 shall also apply to the option granted hereunder.

     9.    Covenants of the Executive.

     (a) The Executive acknowledges that his employment by the Company will throughout his employment bring him into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, key personnel, pricing policies, opera tional methods, and other business affairs, methods and information, including plans for future developments, not readily available to the public. The Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordi nary and intellectual character, and that the Company currently competes or intends to compete with other organizations that are located in all of the states of the United States. In recognition of the foregoing, the Executive covenants and agrees that:

           (i) he will not knowingly divulge any material confidential matters of the Company which are not other wise in the public domain and will not intentionally disclose them to anyone outside of the Company during his employment by the Company hereunder, other than in the proper performance of the duties contemplated herein, or following the expiration or termination for any reason of his employment with the Company;

     (ii) he will deliver promptly to the Company upon the termination of his employment, or at any other time the Company may so request, at the Company's expense, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the businesses of the Company which he obtained while employed by, or otherwise serving or acting on behalf of, the Company, or any of its subsidiaries or affiliates, and which he may then possess or have under his control; and

           (iii) for so long as the Executive continues to receive salary from the Company, whether under the terms of this Agreement or otherwise (including, but not lim ited to, the duration of the Severance Period), the Executive will not, unless the Board shall otherwise consent, alone or together with any other person, firm, partnership, corporation or other entity whatsoever (except any subsidiaries or affiliates of the Company), directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, employee, representative, public relations or advertising represen tative, management consultant or otherwise:

     (A)(A)    engage in or

       (B) become or be interested in or associated with any other person, corporation, firm, partnership or other entity whatsoever engaged in any business which is com petitive with any business conducted or contemplated by the Company (a "Similar Business").

     (b)   Notwithstanding the provisions of subsection
     (a)(iii) of this Paragraph 10, the Executive may own, as an inactive investor, securities of a corporation engaged in a competitive line of business whose equity securities are registered under Section 12(b) or 12(g) of the Ex change Act, so long as his beneficial ownership in any one such corporation shall not in the aggregate consti tute more than five percent (5%) of any class of equity securities of such corporation.

     (c) As a separate and independent covenant, the Executive agrees that during the Term, including any extensions or renewals therof, and for a period of six months thereafter, the Executive will not, without the consent of the Company (which consent shall not be unrea sonably withheld) in any way, directly or indirectly, for the purpose of conducting or engaging in any Similar Business, call upon, solicit, advise or otherwise do, or attempt to do, business with any clients, customers or accounts of the Company (including for such purposes any subsidiaries of the Company) with whom the Exeuctive had any dealings during the course of the Executive's employ ment with the Company or any of its affiliates or inter fere or attempt to interfere with any officers, employ ees, representatives or agents of the Company, or induce or attempt to induce any of them to leave the employ of or violate the terms of their contracts with the Company.

     (d) The Executive agrees that the remedy at law for any breach or threatened breach of any covenant contained in this Paragraph 10 will be inadequate and that the Company, in addition to such other remedies as may be available to it, at law or in equity, shall be entitled to injunctive relief without bond or other security.

           10.  Governing Law.  This Agreement shall be
     construed in accordance with and governed by the laws of the State of New York applicable to contracts executed in and to be performed solely within such state.

           11. Notices. All notices required or permitted to be given by either party hereunder, including notice of change of address, shall be in writing and delivered by hand, or mailed, postage prepaid, certified or regis tered mail, return receipt requested, to the other party as follows:

     If to the Company:
     The Aegis Consumer Funding Group, Inc.
     525 Washington Blvd.
     Jersey City, New Jersey  07310
     Attention: Gary Peiffer
       Vice Chairman and General Counsel

     If to the Executive:
     Angelo R. Appierto
     23 Ashley Court
     Jamesburg, New Jersey  08831

     12.   Miscellaneous.

     (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior oral or written agreements and understandings; however, this Agreement shall not supersede, diminish or modify any rights of the Executive under any employee benefit plans of the Company. There are no oral promises, condi tions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect among the parties. This Agreement may not be amended, and no provision hereof shall be waived, except by a writing signed by the Com pany and the Executive, or in the case of a waiver, by the party waiving compliance therewith, which states that it is intended to amend or waive a provision of this Agreement. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or failure to act in any other instance, whether or not similar.

     (b) Further Acts. The parties hereto agree that, after the execution of this Agreement, they will make, do, execute or cause to be made, done or executed all such further and other lawful acts, deeds, things, de vices, conveyances and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

     (c) Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or prohibited by an applicable law, this Agreement shall be considered divisible as to such provi sion, which shall be inoperative, and the remainder of this Agreement shall be valid and binding as though such provision were not included herein.

     (d) Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Company and any corporation with which the Company merges or consolidates or to which the Company sells all or sub stantially all of its assets, and upon the Executive and his executors, administrators, heirs and legal represen tatives.

     (e) Headings. All headings in this Agreement are for convenience only and are not intended to affect the meaning of any provision hereof.

     (f) Counterparts. This Agreement may be executed in two or more counterparts with the same effect as if the signatures to all such counterparts were upon the same instrument, and all such counterparts shall constitute but one instrument.

     (g) Costs of the Agreement. The Company agrees to reimburse the Executive for all of the costs of negotiat ing and drafting this Agreement, including the reasonable fees and expenses of the Executive's attorneys, such reimbursement to be paid whether or not this Agreement becomes effective.

       IN WITNESS WHEREOF, the Executive has executed this Agreement and the Company has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

       THE AEGIS CONSUMER FUNDING GROUP, INC.


     By:
       Name:
       Title:



     Angelo R. Appierto